UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2016

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward looking statements.

Item 1.01            Entry into a Material Definitive Agreement

On December 22, 2016, we entered into an Agreement to Amend and Exercise Warrants with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Purchasers”) with respect to:

●

The exercise by the Purchasers of their Series E Common Stock Purchase Warrants (“Series E Warrants”) to acquire an aggregate of 1,502,078 shares of our common stock for cash at $0.09416 per share in return for a warrant exercise fee of $0.04416 per share purchased; and

●	Exercise by the Purchasers of a sufficient number of outstanding Series D Common Stock Purchase Warrants (“Series D Warrants”) such that each of the Purchasers shall thereafter be the beneficial owner of 9.98% of our common stock (after taking into account the exercise of the Series E Warrants). The exercise price for each share purchased is $0.05.

 As of the date of the agreement, Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd each owned Series D Warrants to acquire 8,333,333 shares of our common stock. The Purchasers also agreed that if they desire to acquire additional shares of our common stock, then subject to specified conditions, they shall purchase such Common Stock by exercising sufficient 2015 Warrants such that a minimum of 50% of each such acquisition results from exercise of 2015 Warrants before acquiring such shares pursuant to any other rights to acquire Common Stock (such as the right to convert Series C Convertible Preferred Stock) until they have acquired all of the shares of the Company’s Common Stock subject to the 2015 Warrants.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.  A copy of the agreement is attached as an exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entity. As noted, on December 22, 2016, the Purchasers agreed to exercise Series E Warrants to purchase, in the aggregate, 1,502,078 shares of our common stock, $0.001 par value. The Purchasers also agreed to acquire approximately 4,010,422 shares of our common stock by exercise of Series D Warrants. Upon exercise of the Series E and Series D Warrants, the outstanding common stock will consist of 55,235,233 shares. The common stock was offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreed upon issuance of the common stock was not registered under the Securities Act and the common stock may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. The resale of the common stock by the Purchasers is currently covered by effective registration statements on Form S-1 (Registration Statement No. 333-208549 with respect to shares acquired upon exercise of Series D and E Warrants,).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01            Financial Statements and Exhibits

The following exhibit is filed with this Current Report:

10.1    Form of Agreement to Amend and Exercise Warrants dated December 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2016

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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